Exhibit 5.1

January 27, 2020

Allegiance Bancshares, Inc. 8847 West Sam Houston Parkway, N., Suite 200 Houston, TX 77040

Ladies and Gentlemen:

We have acted as special counsel to Allegiance Bancshares, Inc., a Texas corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act. Such securities include (a) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (b) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (c) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (d) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”); (e) warrants to purchase other securities (“Warrants”); and (f) units consisting of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock and/or Warrants (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement and the form of prospectus contained therein, (ii) the Company’s Amended and Restated Certificate of Formation and Bylaws (the “Charter Documents”), (iii) the form of the indenture to be filed as an exhibit to the Registration Statement pursuant to which the Senior Debt Securities will be issued (the “Senior Indenture”), (iv) the Subordinated Debt Indenture, dated as of September 20, 2019, to be filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), (v) certain resolutions of the Board of Directors, or committees thereof, of the Company, and (vi) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. With your approval, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the

Bracewell LLP	T: +1.713.223.2300 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

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Allegiance Bancshares, Inc.

conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

In connection with this opinion, we have assumed that:

(a)the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(b)a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and the Commission’s rules and regulations thereunder;

(c)all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board or committee thereof being hereinafter referred to as the “Board”), will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(f)any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g)all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

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Allegiance Bancshares, Inc.

(h)in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(i)in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series and conforming to the Charter Documents and the Texas Business Organizations Code to be prepared and filed with the Secretary of State of the State of Texas;

(j)in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein;

(k)in the case of a series of Debt Securities issuable under an Indenture:

(i)

the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

(ii)

the Indenture under which such Debt Securities will be issued will have become or will remain, as applicable, qualified under the Trust Indenture Act of 1939, as amended, and such qualification shall not have been terminated or rescinded;

(iii)	the trustee will have been or will remain, as applicable, qualified to act as trustee under the Indenture under which such Debt Securities will be issued;

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Allegiance Bancshares, Inc.

(iv)

in the case of the Senior Debt Securities, an indenture substantially in the form of the Senior Indenture under which such Senior Debt Securities will be issued will have been duly authorized, executed and delivered by the Company and the trustee thereunder; and

(v)

certificates evidencing such Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein;

(l)in the case of Units, the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities, if any, such Units include and no agreement or other instrument establishing such Units or defining the rights of the holders of such Units will contain any provision that is unenforceable; and

(m)all necessary actions will have been taken or will be taken, as the case may be, by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been validly issued and will be fully paid and nonassessable.

2.The Senior Debt Securities, Subordinated Debt Securities, Units and Warrants included in the Securities will, when issued, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The foregoing opinion is based on and is limited to the Texas Business Organizations Code and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities laws.

Our opinion that any document or Security is a valid and legally binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or

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Allegiance Bancshares, Inc.

at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may advise you may be necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ BRACEWELL LLP

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